Exhibit 10.14
LEASE AGREEMENT
This LEASE AGREEMENT (“LEASE”), made this 23 day of July 2008, by and among Tactical Warehouse, LLC, a Virginia limited liability company (hereinafter called “Landlord”), whose mailing address is 477 Viking Drive Suite 350, Virginia Beach, Virginia 23452, and Atlantic Diving Supply, Inc., a Virginia corporation, (hereinafter called “Tenant”), whose mailing address is 477 Viking Drive, Suite 350, Virginia Beach, Virginia 23452.
W I T N E S S E T H:
1. Demised Premises. Landlord hereby leases and demises unto Tenant, and Tenant hereby takes and leases from Landlord, that certain building and land located at 2505, 2512, 2520 and 2528 Aviator Drive, Virginia Beach, Virginia 23453 (collectively, the “Demised Premises).
2. Term. The term of this Lease shall commence on the 23rd day of July, 2008, and shall end on July 22, 2013.
3. Base Rent.
     (a) Landlord reserves and Tenant covenants to pay to Landlord, in advance on the first day of each month during the term, without demand therefore being made and without offset, base rent as follows:
July 23, 2008 — July 22, 2009 — $47,500.00 per month, gross
Rent shall increase at the rate of three percent (3%) per year for each additional year during the Term
The first month’s rent ($47,500.00) plus the security deposit as provided in Paragraph 8 shall be paid by Tenant upon the full execution of this lease by all parties.
     (b) Tenant covenants to pay said rent and all other sums due to Landlord made payable to Tactical Warehouse, LLC at the office of the Landlord, 477 Viking Drive, Suite 350, Virginia Beach, Virginia, 23452, or at such other place as Landlord may from time to time designate in writing.
4. Additional Rent.
     (a) General. Whenever it is provided by the terms of this Lease that Tenant is required to make any payment to Landlord other than of base rent, such payment shall be deemed to be additional rent (“Additional Rent”). Unless otherwise expressly specified herein, Additional Rent shall be paid by Tenant with the installment of base rent thereafter falling due. Additional Rent shall include, but not be limited to:
     (b) Basic Operating Charges. Tenant shall pay to Landlord, as Additional Rent, the Basic Operating Charges incurred by Landlord in the operation of the Demised Premises during any calendar year. As used herein, the “Basic Operating Charges” shall mean the sum of all costs of operating, policing, managing, maintaining and repairing the Demised Premises, including but not limited to the following: the cost of public liability insurance, casualty insurance, rent loss insurance, and all other insurance coverage carried by Landlord in connection with the Demised Premises; legal and accounting fees; management fees and personnel costs, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of personnel; “Real Estate Taxes” (as hereinafter defined); and any other costs and expenses incurred by Landlord in owning, maintaining or operating the Demised Premises.
     The term “Real Estate Taxes” shall mean all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, now or hereafter assessed, levied or imposed upon the Demised Premises, and the land on which it is built, including, without limitation, front foot benefit charges and adequate public facility costs and assessments, together with (i) any tax, assessment, or other imposition in the nature of a real estate tax, (ii) any ad valorem tax on rent or any tax on income if imposed in lieu of or in addition to real estate taxes and assessments, and (iii) any taxes and assessments which may hereafter be substituted for real estate taxes, including by way of illustration only, any tax, assessment or other imposition (whether a business rental or other tax) now or hereafter levied upon Landlord for Tenant’s use or occupancy of or conduct of business at the Leased Premises, or Tenant’s improvements to or furniture, fixtures or equipment in the Leased Premises. “Real Estate Taxes” shall also include all costs incurred by Landlord in contesting the validity or amount of any such taxes.
     (c) Landlord’s Enforcement Costs. Additional Rent shall include any and all expenses incurred by Landlord, including reasonable attorneys’ fees, for the collection of monies due from Tenant and the enforcement of Tenant’s obligations under the provisions of this Lease. When Landlord, at Tenant’s expense, performs an obligation of Tenant pursuant to the terms of this Lease, the costs and expenses incurred by Landlord in performance of such obligations shall be Additional Rent.
     (d) Additional Rent Estimates and Adjustments.
          (i) In order to provide for current monthly payments of Additional Rent, Landlord shall submit to Tenant for each calendar year a written statement of Landlord’s estimate of the amount of the charges described in Paragraph 4, together with the amount of Tenant’s Additional Rent which is estimated to result from such charges. Tenant shall pay each month one-twelfth (1/12th) of Landlord’s estimate of the Basic Operating Charges for such year. Landlord may revise its estimate of Basic Operating Charges at any time during a calendar year by written notice to Tenant, setting forth such revised estimate and Tenant’s Proportionate Share thereof. In such event, all monthly payments made by Tenant after such notice shall be in an amount calculated on the basis of such revised estimate. Tenant shall, in all cases, continue to make monthly payments of Basic Operating Charges based on the last estimate received from Landlord until it receives a revised or updated estimate.
          (ii) If payment of Additional Rent begins on a date other than January 1st under this Lease, in order to provide for current payments of Additional Rent through December 31st of that partial calendar year, Landlord shall submit to Tenant a statement of Landlord’s estimate of

Tenant’s Additional Rent for that partial year, stated in monthly increments. Tenant shall make the monthly incremental payments of estimated Additional Rent together with its installments of Basic Monthly Rent.
          (iii) After the end of each calendar year, Landlord will as soon as practicable submit to Tenant a statement of the actual Basic Operating Charges for the preceding calendar year. Tenant shall pay Landlord, within thirty (30) days of Tenant’s receipt of such statement, the excess, if any, of the actual Basic Operating Charges over the amount paid by Tenant during the previous year for such charges. If the amount paid by Tenant during the previous year exceeded the actual Basic Operating Charges for the year, the excess shall be credited toward payment of the next installment of Basic Rent to be paid by Tenant after Tenant receives said statement from Landlord. If the amount paid by Tenant during the last calendar year of the Lease Term exceeds the actual Basic Operating Charges for such year, Landlord shall pay Tenant the excess amount within thirty (30) days after Landlord’s submission to Tenant of the aforesaid operating charge statement for such calendar year.
          (iv) Within ten (10) days after receipt of Landlord’s statement showing actual figures for the year, Tenant shall have the right to request a detailed statement of Basic Operating Charges prepared by Landlord and copies of Real Estate Tax bills, which shall be supplied to Tenant within a reasonable time after Tenant’s written request. No such request shall extend the time for payments as set forth in Section 4(d) or Section 4(d)(iii) above. Unless Tenant asserts specific error(s) and supports such errors, in writing, within fifteen (15) days after Landlord has complied with Tenant’s request, Tenant shall waive the right to contest the statement of actual figures for the year submitted by Landlord. If it shall be determined that there is an error in Landlord’s statement, Tenant shall be entitled to a credit for any overpayment. Any payment, refund or credit made pursuant to Section 4(c) or 4(d) shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provision hereof; provided, however, such right to correct or adjust rental payments shall terminate at the expiration of two (2) years after the date any payment shall have become due.
5. Purpose. The Demised Premises shall be used for the purpose of manufacturing, warehousing and the distribution of textiles.
6. Renewal Option. If Tenant has promptly and completely fulfilled all of its obligations under this Lease, is not then in default under this Lease, has not been in default under this Lease more than two (2) times during the term of this Lease, and is in possession of the premises, it shall be granted the option to renew this Lease for two (2), five-year renewal option terms immediately following the initial Lease term, under the same terms and conditions as during the initial Lease term, except that the rent shall be as follows:
     Rent shall be the amount of rent for the preceding year plus three percent (3%)
Tenant shall give written notice to Landlord of its intention to renew not later than 180 days prior to the end of the then-current lease term; otherwise, this option to renew and all future options to renew, if any, shall be terminated.

7. Definition of “Term” and “Lease Year”. Except where the context clearly requires otherwise, the word “term,” whenever used in this Lease with reference to the term hereof, shall be construed to include any renewal term, as well as the original term. The words “lease year”, as used in this Lease, shall be construed to mean each twelve (12) month period elapsing after the commencement of the term hereof.
8. Security Deposit. Tenant, concurrently with the execution of this Lease, has deposited with Landlord the sum of Five Thousand & 00/100 Dollars ($5,000.00), the receipt being hereby acknowledged, which sum shall be retained by the Landlord as security for the payment by the Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants of this Lease. If at any time the Tenant shall be in default in any of the provisions of the Lease, the Landlord shall have the right to use said deposit, or so much thereof as may be necessary, in payment of any rent in default as aforesaid and/or in payment of any expense incurred by the Landlord in and about the curing of any default by the Tenant, and/or in payment of any damages incurred by the Landlord by reason of such default of the Tenant. Said deposit shall not bear interest.
9. Late Payments. Tenant covenants and agrees to pay a late fee of Two Hundred Fifty Dollars ($250.00) with respect to all rents and other sums due under this Lease from the time said rents or sums accrue if they are not paid within five (5) days after the due date thereof, a late fee of Three Hundred Dollars ($300.00) if the same are not paid within fifteen (15) days following the due date thereof, a late fee of Three Hundred Fifty Dollars ($350.00) if the same are not paid within twenty (20) days following the due date thereof and a late fee of Four Hundred Dollars ($400.00) if the same are not paid within thirty (30) days following the due date thereof, Landlord expressly reserving all of the rights and remedies provided herein and/or by law in respect thereto. In addition, any amount not received by Landlord within thirty (30) days after the due date shall bear interest from the due date until received by Landlord at an annual rate of seven percent (7%) above the prime lending rate of Bank of America in effect from time to time (hereinafter called the “Default Rate”). Tenant further agrees to pay (or to reimburse Landlord promptly if Landlord elects to pay) all reasonable costs and expenses incurred by Landlord in connection with the collection of delinquent rents and/or the enforcement of any of the provisions of this Lease, including any reasonable attorney’s fees. Tenant further covenants and agrees to pay Landlord a “bad check” or “returned check” charge in the amount of Thirty Five Dollars ($35.00) for each check of Tenant dishonored by Tenant’s bank.
10. Improvements to Demised Premises: Tenant hereby agrees to accept the Demised Premises in the condition the Demised Premises are in as of the date hereof and, at Tenant’s own costs and expense, to improve and/or retrofit the Demised Premises for Tenant’s business use. In connection with the improvements (hereinafter called “Improvements”) to be made by Tenant to the Demised Premises, Tenant covenants and agrees as follows:
(a)	Prior to the commencement of any work on the Improvements, Tenant shall submit to Landlord for its approval the plans and specifications for the Improvements, which approval shall not be unreasonably withheld or delayed, and which approval shall be deemed given if Landlord does not notify Tenant to the contrary by written notice prior to the expiration of ten (10) “Business Days” following receipt of such plans and specifications (for the purposes of this Lease, “Business Days” shall mean Mondays through Fridays exclusive of legal holidays);

(b)	Following approval by Landlord of the plans and specifications for the Improvements, no modifications which pertain to the exterior of the Demised Premises or to the structure of the Building shall be made thereto without further written consent of Landlord;

(c)	Prior to the commencement of any construction, Tenant shall furnish to Landlord the following:
(i)	A copy of all permits, authorizations, approvals and certificates which may be required in connection with the Improvements;

(ii)	Certificates evidencing comprehensive general liability insurance and umbrella insurance in an aggregate amount not less than $2,000,000 for bodily injury and not less than $1,000,000 for property damage, such coverage to include operations-premises liability, independent contractor’s coverage, contractual liability (designating the indemnity provisions of the construction improvements), and naming Landlord and Agents as additional insured parties; and

(iii)	A certificate evidencing that Tenant (or Tenant’s contractors) has (have) procured workmens’ compensation insurance covering all persons employed in connection with the Improvements who might assert claims for death or bodily injury against Landlord;
(d)	Tenant shall indemnify and hold Landlord and Agents harmless from and against all damages, liabilities, claims or actions (including attorneys’ fees and other costs of defense) brought by any party which may result by reason of, or in connection with, the Improvements, unless occasioned by the negligent conduct of Landlord or its agents. This provision shall not in any way be affected by the absence of any covering insurance and shall survive the completion of the Improvements;

(e)	In the event any mechanic’s lien shall at any time be filed against the Demised Premises, Tenant shall, prior to the expiration of thirty (30) days following the date of the filing of any such lien, cause the same to be released by the posting of an appropriate bond or otherwise, provided, however, in the event Tenant defaults in causing any such mechanic’s lien to be released as aforesaid, Landlord, in addition to any other rights or remedies it may have, may take such action as it deems necessary to protect the Demised Premises and its interest therein, and any amount paid by Landlord in connection with such action and all legal and other expenses incurred by Landlord, including attorneys’ fees, court costs and other necessary disbursements, together with interest thereon at the Default Rate shall be due and payable by Tenant to Landlord promptly following the demand therefore;

(f)	Tenant, at its sole cost and expense, while constructing the Improvements, shall take good care of the Demised Premises, including without limiting the generality of the foregoing, all sidewalks and curbs within, in front of or adjacent to the Demised Premises, water, sewer and gas connections, pipes, mains and all other fixtures, machinery and equipment, in order that the Demised Premises shall remain in as good and safe order and condition at the completion of construction as it is on the date hereof, and Tenant shall repair any and all damage occasioned by the negligent conduct of Tenant and/or any of its agents or contractors. Tenant shall not commit or suffer and shall use all reasonable precautions to prevent, waste, damage, or injury to the Demised Premises. When used in this paragraph, the term “repairs” shall include all necessary replacements, renewals, alterations, and additions; and

(g)	Promptly after the completion of any Improvements, Tenant shall, (i) at its own cost and expense, apply for, obtain and furnish Landlord with copies of any final permits, authorizations, approvals and certificates which may be required in connection with the Improvements, and (ii) furnish to Landlord a detailed breakdown of all costs incurred by Tenant in connection with the construction of the Improvements certified by its chief financial officer together with a schedule prepared in accordance with general accepted accounting principles setting forth Tenant’s proposed amortization of the costs of the Improvements for Federal income tax purposes (hereinafter called the “Improvements Amortization Schedule”).
11. Tenant’s Repairs and Maintenance. Tenant covenants that it will, at all times during the term hereof, and at its own cost and expense, keep the Demised Premises (including, without limitation, heating and air conditioning systems, toilets, sprinkler system, signage, pipes, plumbing, wires and conduits, electric lines, windows, doors, glass, fixtures and equipment) in a good condition of repair and in good working order (making such repairs and replacements as may be necessary). Tenant further agrees to be responsible and liable for any freezing in pipes and/or within plumbing fixtures and shall pay for the repair of any damage caused thereby. In this regard, Tenant shall keep the Demised Premises at a sufficient temperature to prevent such freezing. Tenant understands and agrees that Tenant (not Landlord) shall be responsible for any condensation in or around the ductwork used for heating and/or air conditioning. Tenant expressly understands and agrees that Landlord shall not have any obligation whatsoever with respect to the maintenance, repair or restoration of the Demised Premises.
12. Landlord’s Work. None.
13. Right of Entry. Tenant agrees to permit Landlord or its representatives (i) to enter the Building from time to time upon reasonable prior notice (at least 24 hours) for purposes of inspection, (ii) to enter the Building during the last six (6) months of the term hereof for the purpose of exhibiting the Demised Premises to prospective tenants, and (iii) to place a “For Lease” sign in the front window or windows of the Building during said last six (6) months of the term hereof.
14. Miscellaneous Covenants of Tenant. Tenant covenants that: it will comply with all Federal, State, and/or municipal laws, ordinances, and regulations relating to its business conducted in the Demised Premises; it will promptly pay for all electricity, gas, water and other utilities consumed and all sewage disposal charges and storm water utility fees assessed against the Demised Premises and all required meter deposits and connection fees relating to such utilities; it will not use, or permit to be used, the Demised Premises for any illegal or immoral purposes; it will, at its own cost and expense, take such steps as shall be necessary to keep the Demised Premises free of termites, roaches, rodents, insects and other pests, and that it will hold Landlord harmless from any damage caused thereby; if the doors, roof, window frames, glass or any part of the exterior of the Demised Premises are damaged by persons breaking, or attempting to break, into the Demised Premises, or by vandals, Tenant covenants to repair immediately at its own cost and expense any and all such damage.
15. Tenant’s Access. The sole access to the Demised Premises for Tenant and its invitees shall be through the rear entrance.
16. Indemnification and Liability Insurance.
(a) Tenant agrees that it will hold Landlord harmless from and against any and all injury or damage to person or property in, on or about the Demised Premises caused by Tenant, its agents, employees or invitees, including, without limitation, all costs, expenses, including attorneys’ fees, claims, and suits arising in connection therewith. Tenant covenants that it will, at all times during the term hereof, at its own costs and expense, carry comprehensive general liability insurance on the Demised Premises with limits of not less than $2,000,000.00 for property damage and for injury or death to persons, which insurance shall be so written as to protect Landlord, Agents, and Tenant, as their respective interests may appear. Certificates of such insurance policies shall be delivered to Landlord promptly after the issuance of the respective policies. If Tenant fails to provide such insurance, Landlord may (but shall not be obliged to) do so and collect the cost thereof as part of the rent payable hereunder, together with interest at the Default Rate;
(b) Landlord shall not be liable for any theft or damage to persons or property sustained in or on the Demised Premises during the term hereof, howsoever caused, except for damage occasioned by the negligent act of Landlord or its agents;
(c) The aforesaid policy of insurance shall be issued by companies and in form, substance and amount (where not stated above) satisfactory to Landlord. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord and each mortgagee of Landlord; provided, however, if thirty (30) days’ prior written notice is not obtainable from Tenant’s insurer, then such lesser written notice as Tenant’s insurer is willing to give, but in no event less than the then custom and practice of the insurance industry in Virginia. Proof of Tenant’s insurance shall be deposited with Landlord at the commencement of the term hereof, and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.
(d) Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Demised Premises, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and loss of rent. Tenant shall pay any increased premiums arising out of the nature of Tenant’s occupancy, or any act or omission of Tenant within 30 days after receipt by Tenant of a copy of the premium statement or other satisfactory evidence of the amount due.
17. Waiver of Subrogation. Insofar as the insurance policy or policies concerned are not invalidated thereby, each party hereto waives any and all right of recovery against the other party or parties hereto for each and every risk insured against under the terms of such policy and/or policies.
18. Damage by Fire or Other Casualty. In the event the Demised Premises, or any part thereof, shall be damaged by fire or other casualty by any act of Tenant, its agents, employees or invitees during the term, hereof, Landlord agrees that it will restore the Demised Premises to the extent of the insurance proceeds received by Tenant with respect to the Demised Premises, with reasonable dispatch, to substantially the same condition it was in prior to such damage, and the proceeds of all insurance received with respect to the damage or destruction of the Demised Premises shall be deposited in a joint escrow account in the name of Landlord and Tenant to be disbursed to Landlord as the restoration thereof progresses and as Landlord repairs or purchases replacement furniture, fixtures and equipment so damaged or destroyed. It is expressly understood and agreed that notwithstanding any damage to the Demised Premises by any act of Tenant, its agents, employees or invitees rendering the same totally or partially untenantable, there shall not be any abatement of rent and Tenant shall be and continue to remain liable for the payment of all rent and other amounts due hereunder during the period intervening between the date of such damage and the date the Demised Premises are restored. Anything in the foregoing to the contrary notwithstanding, if such damage occurs during the last six (6) months of the term hereof, and if such damage exceeds fifty percent (50%) of the then insurable value of the Demised Premises, either Landlord or Tenant may terminate this Lease as of the date of such damage by giving to the other written notice of its intention so to do within thirty (30) days after the date such damage occurs. If this Lease is so terminated, the proceeds of all insurance payable with respect to the damage or destruction shall belong, and be paid, to Landlord, the rent payable hereunder shall be abated as of the date of such damage, and Tenant shall remove all of its property from the Demised Premises within thirty (30) days after the notice of termination is given.
19. Condemnation. In the event that the Demised Premises shall be taken by the exercise of the power of eminent domain (or sold to the holder of such power pursuant to a threatened taking), this Lease may, at the option of Tenant, be terminated by written notice given to Landlord within sixty (60) days after the date such taking or sale occurs. If this Lease is not so terminated, Landlord covenants that it will, at its own expense, not to exceed the amount of any award or compensation in lieu thereof received by Landlord, promptly after the lapse of said sixty (60) days, repair such damage and do such work as may be required to repair and rebuild the Demised Premises with the view to restoring the Demised Premises as nearly as practicable to the condition it was in immediately prior to such taking or sale; provided, however, that whether or not this Lease is so terminated, the rent payable hereunder shall be equitably abated (according to the loss of use) from the date of such taking or sale. Tenant shall have no right in or to the proceeds of any award made in any such condemnation (or proceeds derived from any sale in lieu thereof).
20. No Representation by Landlord or Agents. Tenant agrees that neither Landlord nor any agent of Landlord has made any representation, express or implied, with respect to Federal, State or municipal laws or ordinances applicable to the Demised Premises (including, without limitation, laws or ordinances relating to zoning), and Tenant shall not have the right to terminate this Lease, nor shall it be entitled to any abatement of rent payable hereunder or any claim for damages, in the event the Demised Premises cannot be used by Tenant, in whole or in part, for the purpose for which Tenant intends to use the same.
21. Assignment and Subletting. Tenant is permitted, without Landlord’s written permission, to assign or sublet its interest in and to the Lease to any wholly owned subsidiary or entity. Tenant covenants that it will not assign this Lease, or sublet or permit any disinterested third party to occupy any part or all of the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, in no event shall Tenant’s obligations hereunder be affected or diminished thereby. If, at any time during the term hereof, Landlord has knowledge that a person, firm or corporation other than Tenant is in possession of the Demised Premises without the written consent of Landlord, Landlord may, at its option, at any time thereafter, by written notice to Tenant, accept and treat such person, firm or corporation in possession as the assignee or sublessee of Tenant, in which event both Tenant and such assignee or sublessee shall be obligated to observe and perform all the covenants, conditions and provisions herein contained binding upon Tenant; provided, however, that nothing herein shall affect Landlord’s other remedies for Tenant’s default by wrongful assignment or subletting. In the event Landlord incurs any legal fees in connection with requests made of it to approve any assignment of this Lease or subletting of the Demised Premises, the reimbursement of such fees shall be the responsibility of Tenant or the party requesting such approval as one of the conditions to such approval being granted.
22. Hazardous Materials.
(a)	Landlord represents, warrants and covenants that, as of the date of the commencement of the term hereof, the Demised Premises shall be free of any asbestos or other Hazardous Materials (as defined herein);

(b)	Tenant represents warrants and covenants that it will exercise its best efforts to prevent the release (as defined herein) by Tenant of Hazardous Materials in or on the Demised Premises in violation of any Environmental Laws (as defined herein.) In the event Tenant becomes aware that a release or threat of release of Hazardous Materials onto or from the Demised Premises has occurred, Tenant agrees to give timely and appropriate required regulatory notices, and to give Landlord copies thereof;

(c)	Should any condition arise on the Demised Premises that either as a matter of law or of reasonable care should be remedied and is solely attributable to Tenant, Tenant shall conduct and complete any necessary actions (a) in accordance with Environmental Laws, and (b) in accordance with the orders and directives of all federal, state and local governmental authorities. Tenant shall defend, indemnify, and hold harmless Landlord and its employees, agents, attorneys, consultants, contractors, officers and directors, successors and assigns from and against any and all claims, losses, demands, penalties, fines, liabilities, settlements, charges, damages, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (i) the presence, disposal, handling, transport, use, release, or threatened release of any Hazardous Materials on or at the Demised Premises solely attributable to Tenant; (ii) any failure to comply with the representations, warranties and covenants contained herein; (iii) any failure to provide required notice of such release or threatened release of Hazardous Materials on or at the Demised Premises to any governmental agency; (iv) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials on or at the Demised Premises and solely attributable to the Tenant; or (v) any violation of Environmental Laws or demands of government authorities which are based upon or in any way related to such Hazardous Materials on or at the Demised Premises and solely attributable to the Tenant, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses;

(d)	For purposes of this paragraph, “Hazardous Materials” includes, without limitation, any flammable explosives, radioactive materials, petroleum, natural gas liquids, hazardous materials, hazardous wastes, hazardous or toxic substances, or any pollutant or contaminant defined as such, in or used by any federal, state or local law, ordinance, rule, regulation, standard, order or decree which relates to protection of the public health, welfare, and the environment, including, without limitation, those relating to the storage, handling and use of chemicals and other hazardous materials, those relating to the generation, processing, treatment, storage, transport, disposal or other management of waste material of any kind, and those relating to the protection of environmentally sensitive areas (“Environmental Laws”). The term “release” as used herein means depositing, spilling, leaking, pumping, pouring, omitting, erupting, discharging, injecting, escaping, leaching, dumping or disposing into the environment;

(e)	The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Landlord may have against Tenant at common law with respect to Hazardous Materials and shall survive the transaction contemplated herein to the extent Tenant is responsible as set forth herein; and

(f)	If Tenant is required, but fails to correct, contain, remove, cleanup or otherwise remedy the release of Hazardous Materials from the Demised Premises, Landlord shall have the right (but not the obligation), upon ten (10) days prior written notice to Tenant to take or complete such action on behalf of Tenant and Tenant shall be liable to Landlord for all costs and expenses, including without limitation, reasonable attorneys’ and experts’ fees, expenses and disbursements, paid or incurred on account of such actions undertaken on Tenant’s behalf and shall promptly following written demand reimburse Landlord therefore together with interest at the Default Rate.
23. Waste and Nuisance. Tenant agrees not to suffer, permit or commit any waste, nor to allow, suffer or permit any noise, loud music or other undesirable effects to emanate from the Demised Premises. Upon written notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees forthwith to cease and discontinue the same and within one (1) Business Day thereafter to make such changes in the Demised Premises and/or install or remove such apparatus or equipment therein or therefrom as may be required by Tenant for the purpose of obviating any such condition; and if any such condition is not so remedied, then Landlord may, at its option, either: (i) enter upon the Demised Premises and cure such condition in any manner Landlord shall deem necessary and add the cost and expense incurred by Landlord therefore, together with all damages, including attorneys’ fees, sustained by Landlord, to the next installment of the rent due and Tenant agrees to pay such amount, as additional rent hereunder, or (ii) treat such failure on the part of Tenant to remedy such condition as a default under this Lease. Tenant hereby further agrees to indemnify and save Landlord harmless of and from all fines, claims, demands, actions, proceedings, judgments and damages (including attorney’s fees) of any kind or nature by anyone whomsoever arising or growing out of any breach or non-performance by Tenant of the covenants contained in this paragraph.
24. Default and Remedies. In the event the business being conducted in the Demised Premises shall at any time be substantially terminated, or in the event Tenant shall default in the payment of any installment of rent herein reserved, or in the event Tenant shall default in the performance of any of the terms, covenants, conditions or provisions herein contained binding upon Tenant and such default shall not be remedied within thirty (30) days after written notice thereof shall have been given by Landlord to Tenant, or in the event Tenant shall be adjudicated a bankrupt or shall become insolvent or shall make a general assignment for the benefit of its creditors, or in the event a receiver shall be appointed for Tenant or a substantial part of its property and such receiver is not removed within thirty (30) days after appointment, Landlord shall have the right (in addition to all other rights and remedies provided by law), to institute appropriate judicial proceedings to regain possession of the Demised Premises, to terminate this Lease and to remove any property therein, without liability for damage to, and without obligation to store, such property. In the event of the regaining of possession of the Demised Premises as aforesaid, Landlord may (but shall be under no obligation to) relet the Demised Premises, or any part thereof, from time to time, without further notice, for such term or terms, on such conditions, and for such uses and purposes, as Landlord, in its sole and absolute discretion, may determine, and may collect and receive all rents derived therefrom and apply the same, after deduction of all appropriate expenses (including, without limitation, attorneys fees and other costs of collection) to the payment of the rent payable hereunder, Tenant remaining liable for any deficiency. Landlord shall not be responsible or liable for any failure to so relet the Demised Premises or any part thereof, or of any failure to collect any rent connected therewith, but will make reasonable efforts to re-lease the Demised Premises. Anything in this paragraph to the contrary notwithstanding, Landlord agrees to give written notice of a default in the payment of any installment of rent or any other amount or amounts due hereunder provided, and so long as, no more than two (2) of such default notices shall be required of Landlord during any lease year.
25. Utilities. Tenant shall be solely responsible for and shall promptly pay any and all charges for electricity or any other utility used, consumed or supplied to the Leased Premises. In no event shall Landlord be liable to Tenant for any interruption or failure in the supply of any such utilities to the Leased Premises.
26. Estoppel Certificate. Within ten (10) days after written request of Landlord which shall include the form of the instrument so requested, Tenant shall certify to any mortgagee or purchaser, or proposed purchaser, or any other person, firm or corporation specified by Landlord, as to the validity and force and effect of this Lease, as to the existence of any default on the part of any party thereunder, as to the existence of any offsets, counterclaims, or defenses thereto on the part of Tenant, and as to any other matters as may be reasonably requested by Landlord, all without charge and as frequently as Landlord deems necessary. Tenant’s failure or refusal to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance of obligations hereunder, and (iii) that not more than one month’s installment of rent has been paid in advance of the due date.
27. Subordination, Nondisturbance, Attornment. This Lease is expressly subject and subordinate to the lien of any deed of trust which may now or hereafter affect the Demised Premises and to all renewals, refinancings, modifications, consolidations, replacements and extensions thereof. Tenant shall, within ten (10) days after receipt of a written request from Landlord, execute any certificate or other document that Landlord or its mortgagee may request in confirmation of such subordination. In consideration of the foregoing, Landlord agrees to secure from its existing mortgagee and from any subsequent mortgagee simultaneously with Tenant executing and delivering any certificate or other document confirming the subordination of this Lease as aforesaid, a recognition-nondisturbance agreement pursuant to which such mortgagee agrees that, notwithstanding any default by Landlord under, or foreclosure of, the deed of trust, provided, and so long as, Tenant is not in default under this Lease, Tenant’s rights under this Lease shall not be disturbed and such mortgagee shall recognize Tenant as tenant of the Demised Premises.
28. Notices. Any notice herein provided for to be given to Landlord shall be deemed to be given if and when deposited in United States registered or certified mail, postage prepaid, addressed to Landlord at 477 Viking Drive, Suite 350, Virginia Beach, Virginia 23452, or at such other address as Landlord shall designate, from time to time, in writing to Tenant. Any notice herein provided for to be given to Tenant shall be deemed to be given if and when deposited in United States registered or certified mail, addressed to Tenant at 477 Viking Drive Suite 350, Virginia Beach, Virginia 23452 or at such other address as Tenant shall designate in writing to Landlord.
29. Quiet Enjoyment. Subject to the terms, covenants and conditions set forth in this Lease, Landlord covenants that Tenant shall have and enjoy quiet and peaceable possession of the Demised Premises during the term hereof.
30. Entire Agreement. This Lease contains the entire agreement between the parties hereto, and cannot be altered or modified in any way except in writing signed by the parties hereto.

31. No Waivers. Any failure of either party hereto to insist upon strict observance of any covenant, provision or condition of this Lease in any one or more instances shall not constitute or be deemed a waiver, at that time or thereafter, of such or any other covenant, provision or condition of this Lease.
32. Pronouns. Every pronoun used in this Lease shall be construed to be of such number and gender as the context shall require.
33. Marginal Headings. The headings appearing on the margin of this Lease are intended only for convenience of reference, and are not to be considered in construing this Lease.
34. Successors and Assigns. This Lease and all the terms, covenants, conditions and provisions herein contained, shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and (if and when assigned in accordance with the provisions hereof) assigns.
35. Exculpation. Anything herein to the contrary notwithstanding, in the event of the default by Landlord in the performance of any of its obligations hereunder, Tenant expressly covenants and agrees to look solely to Landlord’s equity in the Demised Premises for the payment of all amounts due Tenant as a result of any such default by Landlord, and Tenant shall not seek any personal money judgment against Landlord or any of its stockholders, partners, or members, or any of their respective heirs, personal representatives, successors or assigns.
36. Signage. The erection, display and design of all signage is subject to approval by Landlord which approval shall not be unreasonably withheld provided, and so long as, Tenant furnishes Landlord written evidence of approval thereof by the City of Virginia Beach (if required). Tenant shall submit to Landlord a plan and description and specifications of any signage desired to be installed by Tenant. Tenant shall keep all signs installed (with the consent of Landlord) freshly painted, in good repair and operation condition at all times.
37. Attorney’s Fees and Costs. If any legal action is brought by either Landlord or Tenant against the other to enforce their respective rights hereunder, the prevailing party shall be entitled, in addition to the relief granted by the court, to the cost of such action and reasonable attorney’s fees.
38. Holding Over. Any holding over by Tenant after the expiration or earlier termination of the term hereof with the written consent of Landlord shall be construed to create a tenancy from month to month at the same rent, prorated on a monthly basis, and which tenancy shall otherwise be subject to the terms and conditions set forth in this Lease. Any holding over by Tenant after the expiration or earlier termination of the term hereof without the written consent of Landlord shall also be construed to create a tenancy from month to month, subject to the terms and conditions set forth in this Lease, except that the rent shall be double the rent reserved during the last lease year of the term hereof, prorated on a monthly basis. Tenant agrees to indemnify and save Landlord harmless from and against any and all costs, losses, damages, liabilities and/or expenses incurred by Landlord as a result of a delay by Tenant in surrendering possession of the Demised Premises at the expiration or earlier termination of the term hereof, including, without limitation, any claims made by any succeeding tenant due to such delay in surrendering possession.
WITNESS the following signatures and seals:

LANDLORD:

Tactical Warehouse, LLC, a Virginia limited liability company

By:	[ILLEGIBLE]
Its Manager

TENANT:
Atlantic Diving Supply, Inc., a Virginia corporation

By:	[ILLEGIBLE]
Its President